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                                                                    Exhibit 23.3




                      [WEDIT DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Alpharma Inc. on Form S-3 of our report dated August 9, 1999 relating to the financial statements of ISIS Pharma GmbH, Zwickau as of and for the years ended December 31, 1997 and 1998 which appear in the Current Report on Form 8-K/A of Alpharma Inc. dated August 30, 1999.

Dusseldorf
November 2, 1999



Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft



/s/ Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft